VANGUARD AIRLINES, INC.

1994 STOCK OPTION PLAN
ADOPTED MAY 2, 1994
AS AMENDED BY THE BOARD AND
APPROVED BY THE STOCKHOLDERS ON
JUNE 23, 1995 AND MAY 15, 1998

1.	PURPOSES.
	(a)	The purpose of the Plan is to provide a means by which
                selected Employees and Directors of and Consultants to the Company, and its Affiliates, may be given an opportunity to purchase stock of the Company.
	(b)	The Company, by means of the Plan, seeks to retain the
                services of persons who are now Employees or Directors of
                or Consultants to the Company or its Affiliates, to secure and retain the services of new Employees, Directors and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.
	(c)	The Company intends that the Options issued under the Plan
                shall, in the discretion of the Board or any Committee to which responsibility for administration of the Plan has been delegated pursuant to subsection 3(c), be either Incentive Stock Options or Nonstatutory Stock Options.
                All Options shall be separately designated Incentive
                Stock Options or Nonstatutory Stock Options at the time
                of grant, and in such form as issued pursuant to Section 6, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option.
2.	DEFINITIONS.
 	(a)	"AFFILIATE" means any parent corporation or subsidiary
                corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.
	(b)	"BOARD" means the Board of Directors of the Company.
	(c)	"CODE" means the Internal Revenue Code of 1986, as amended.
	(d)	"COMMITTEE" means a Committee appointed by the Board in
                accordance with subsection 3(c) of the Plan.
	(e)	"COMPANY" means Vanguard Airlines, Inc., a Delaware
                corporation.
 	(f)	"CONSULTANT" means any person, including an advisor,
                engaged by the Company or an Affiliate to render consulting services and who is compensated for such services, provided that the term

                "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.
	(g)	"CONTINUOUS STATUS AS AN EMPLOYEE, DIRECTOR OR CONSULTANT"
                means the employment or relationship as a Director or
                Consultant is not interrupted or terminated.  The Board,
                in its sole discretion, may determine whether Continuous
                Status as an Employee, Director or Consultant shall be
                considered interrupted in the case of:  (i) any leave of
                absence approved by the Board, including sick leave,
                military leave, or any other personal leave; or
                (ii) transfers between locations of the Company or
                between the Company, Affiliates or their successors.
	(h)	"COVERED EMPLOYEE" means the Chief Executive Officer and
                the four (4) other highest compensated officers of the
                Company.
	(i)	"DIRECTOR" means a member of the Board.
	(j)	"DISINTERESTED PERSON" means a Director who either
                (i) was not during the one year prior to service as an
                administrator of the Plan granted or awarded equity
                securities pursuant to the Plan or any other plan of the
                Company or any of its affiliates entitling the participants therein to acquire equity securities of the Company or any of its affiliates except as permitted by Rule 16b-3(c)(2)(i);
                or (ii) is otherwise considered to be a "disinterested person"
                in accordance with Rule 16b-3(c)(2)(i), or any other
                applicable rules, regulations or interpretations of the
                Securities and Exchange Commission.
	(k)	"EMPLOYEE" means any person, including Officers and
                Directors, employed by the Company or any Affiliate of the
                Company.  Neither service as a Director nor payment of a
                director's fee by the Company shall be sufficient to
                constitute "employment" by the Company.
	(l)	"EXCHANGE ACT" means the Securities Exchange Act of 1934,
                as amended.
 	(m)	"FAIR MARKET VALUE" means, as of any date, the value of
                the common stock of the Company determined as follows and
                in each case in a manner consistent with Section 260.140.50 of Title 10 of the California Code of Regulations:
		(1)	If the common stock is listed on any established
                        stock exchange or a national market system,
                        including without limitation the National Market
                        System of the National Association of Securities
                        Dealers, Inc. Automated Quotation ("NASDAQ") System,
                        the Fair Market Value of a share of common stock shall
                        be the closing sales price for such stock (or the
                        closing bid, if no sales were reported) as quoted on
                        such system or exchange (or the
                        exchange with the greatest volume of trading in
                        common stock) on the last market trading day prior
                        to the day of determination, as reported in the
                        Wall Street Journal or such other source as the
                        Board deems reliable;
		(2)	If the common stock is quoted on the NASDAQ System
                        (but not on the National Market System thereof) or
                        is regularly quoted by a recognized securities
                        dealer but selling prices are not reported, the
                        Fair Market Value of a share of common stock shall
                        be the mean between the bid and asked prices for
                        the common stock on the last market trading day
                        prior to the day of determination, as reported in
                        the Wall Street Journal or such other source as
                        the Board deems reliable;
		(3)	In the absence of an established market for the
                        common stock, the Fair Market Value shall be
                        determined in good faith by the Board.
        (n)     "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of
                Section 422 of the Code and the regulations promulgated
                thereunder.
	(o)	"NONSTATUTORY STOCK OPTION" means an Option not intended to
                qualify as an Incentive Stock Option.
	(p)	"OFFICER" means a person who is an officer of the Company
                within the meaning of Section 16 of the Exchange Act and
                the rules and regulations promulgated thereunder.
	(q)	"OPTION" means a stock option granted pursuant to the Plan.
 	(r)	"OPTION AGREEMENT" means a written agreement between the
                Company and an Optionee evidencing the terms and conditions of an individual Option grant.  Each Option Agreement
                shall be subject to the terms and conditions of the Plan.
	(s)	"OPTIONEE" means an Employee, Director or Consultant who
                holds an outstanding Option.
	(t)	"OUTSIDE DIRECTOR" means a Director who either (i) is not
                a current employee of the Company or an "affiliated
                corporation" (as defined in the Treasury regulations
                promulgated under Section 162(m) of the Code), is not a
                former employee of the Company or an affiliated
                corporation receiving compensation for prior services
                (other than benefits under a tax qualified pension plan),
                was not an officer of the Company or an affiliated
                corporation at any time, and is not currently receiving
                compensation for personal services in any capacity other
                than as a Director, or (ii) is otherwise considered an
                "outside director" for purposes of Section 162(m) of
                the Code.
 	(u)	"PLAN" means this Vanguard Airlines, Inc. 1994 Stock
                Option Plan.
	(v)	"RULE 16B-3" means Rule 16b-3 of the Exchange Act or any
                successor to Rule 16b-3, as in effect when discretion is
                being exercised with respect to the Plan.
3.	ADMINISTRATION.
	(a)	The Plan shall be administered by the Board unless and
                until the Board delegates administration to a Committee,
                as provided in subsection 3(c).
	(b)	The Board shall have the power, subject to, and within
                the limitations of, the express provisions of the Plan:
                (1)     To determine from time to time which of the persons
                        eligible under the Plan shall be granted Options; when
                        and how each Option shall be granted; whether an
                        Option will be an Incentive Stock Option or a
                        Nonstatutory Stock Option; the provisions of each
                        Option granted (which need not be identical),
                        including the time or times such Option may be
                        exercised in whole or in part; and the number of
                        shares for which an Option shall be granted to each
                        such person.
                (2)     To construe and interpret the Plan and Options granted
                        under it, and to establish, amend and revoke rules and
                        regulations for its administration.  The Board, in the
                        exercise of this power, may correct any defect,
                        omission or inconsistency in the Plan or in any Option
                        Agreement, in a manner and to the extent it shall deem
                        necessary or expedient to make the Plan fully
                        effective.
		(3)	To amend the Plan as provided in Section 11.
	(c)	The Board may delegate administration of the Plan to a
                committee composed of not fewer than two (2) members
                (the "Committee"), all of the members of which Committee
                shall be Disinterested Persons and may also be, in the
                discretion of the Board, Outside Directors.  If
                administration is delegated to a Committee, the Committee
                shall have, in connection with the administration of the
                Plan, the powers theretofore possessed by the Board
                (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may
                be adopted from time to time by the Board.  The Board may
                abolish the Committee at any time and revest in the Board
                the administration of the Plan.  Additionally, prior to
                the date of the first registration of an equity security
                of the Company under Section 12 of the Exchange Act, and
                notwithstanding anything to the contrary contained herein, the Board may delegate administration of the Plan to any
                person or persons
                and the term "Committee" shall apply to any person or
                persons to whom such authority has been delegated.
                Notwithstanding anything in this Section 3 to the contrary, the Board or the Committee may delegate to a committee of
                one or more members of the Board the authority to grant
                Options to eligible persons who (1) are not then subject
                to Section 16 of the Exchange Act and/or (2) are either
                (i) not then Covered Employees and are not expected to
                be Covered Employees at the time of recognition of income
                resulting from such Option, or (ii) not persons with
                respect to whom the Company wishes to comply with
                Section 162(m) of the Code.
	(d)	Any requirement that an administrator of the Plan be a
                Disinterested Person shall not apply (i) prior to the date of the first registration of an equity security of the
                Company under Section 12 of the Exchange Act, or (ii) if
                the Board or the Committee expressly declares that such
                requirement shall not apply.  Any Disinterested Person
                shall otherwise comply with the requirements of Rule 16b-3.
4.	SHARES SUBJECT TO THE PLAN.
	(a)	Subject to the provisions of Section 10 relating to
                adjustments upon changes in stock, the stock that may be
                sold pursuant to Options shall not exceed in the aggregate ten million (10,000,000) shares of the Company's common
                stock.  If any Option shall for any reason expire or
                otherwise terminate, in whole or in part, without having
                been exercised in full, the stock not purchased under
                such Option shall revert to and again become available for issuance under the Plan.
	(b)	The stock subject to the Plan may be unissued shares or
                reacquired shares, bought on the market or otherwise.
5.	ELIGIBILITY.
	(a)	Incentive Stock Options may be granted only to
                Employees.  Nonstatutory Stock Options may be granted
                only to Employees, Directors or Consultants.
	(b)	A Director shall in no event be eligible for the benefits
                of the Plan unless at the time discretion is exercised in
                the selection of the Director as a person to whom Options
                may be granted, or in the determination of the number of
                shares which may be covered by Options granted to the
                Director:  (i) the Board has delegated its discretionary
                authority over the Plan to a Committee which consists
                solely of Disinterested Persons; or (ii) the Plan
                otherwise complies with the requirements of Rule 16b-3.
                The Board shall otherwise comply with the requirements of
                Rule 16b-3.  This subsection 5(b) shall not apply
                (i) prior to the date of the first registration of an
                equity security of the Company under
                Section 12 of the Exchange Act, or (ii) if the Board
                or Committee expressly declares that it shall not apply.
	(c)	No person shall be eligible for the grant of an Option
                if, at the time of grant, such person owns (or is deemed
                to own pursuant to Section 424(d) of the Code) stock
                possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or
                of any of its Affiliates unless the exercise price of
                such Option is at least one hundred ten percent (110%) of
                the Fair Market Value of such stock at the date of grant
                and the Option is not exercisable after the expiration
                of five (5) years from the date of grant.
	(d)	No person shall be eligible to be granted Options covering
                more than one million (1,000,000) shares of the Company's
                common stock in any calendar year.
6.	OPTION PROVISIONS.
	Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate.  The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:
        (a)     TERM.  No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.
	(b)	PRICE.  The exercise price of each Incentive Stock Option
                shall be not less than one hundred percent (100%) of the
                Fair Market Value of the stock subject to the Option on
                the date the Option is granted.  The exercise price of
                each Nonstatutory Stock Option shall be not less than
                eighty-five percent (85%) of the Fair Market Value of
                the stock subject to the Option on the date the Option
                is granted.
        (c)     CONSIDERATION.  The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by
                applicable statutes and regulations, either (i) in cash
                at the time the Option is exercised, or (ii) at the
                discretion of the Board or the Committee, either at the
                time of the grant or exercise of the Option, (A) by
                delivery to the Company of other common stock of the Company,
                (B) according to a deferred payment or other arrangement
                (which may include, without limiting the generality of
                the foregoing, the use of other common stock of the Company)
                with the person to whom the Option is granted or to whom
                the Option is transferred pursuant to subsection 6(d),
                or (C) in any other form of legal consideration that
                may be acceptable to the Board.
       	In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.
	(d)	TRANSFERABILITY.  An Incentive Stock Option shall not be
                transferable except by will or by the laws of descent and
                distribution, and shall be exercisable during the lifetime of the person to whom the Incentive Stock Option is granted only by such person.  A Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order satisfying the requirements of Rule 16b-3 and the rules thereunder (a "QDRO"), and shall be exercisable during the lifetime of the person to whom the Nonstatutory Stock Option is granted only by such person or any transferee pursuant
                to a QDRO.  The person to whom the Option is granted may,
                by delivering written notice to the Company, in a form
                satisfactory to the Company, designate a third party who,
                in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.
	(e)	VESTING.  The total number of shares of stock subject to
                an Option may, but need not, be allotted in periodic
                installments (which may, but need not, be equal).  The
                Option Agreement may provide that from time to time during each of such installment periods, the Option may become
                exercisable ("vest") with respect to some or all of the
                shares allotted to that period, and may be exercised with
                respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised.  The Option may be subject
                to such other terms and conditions on the time or times
                when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate.
                The vesting provisions of individual Options may vary but
                in each case will provide for vesting of at least twenty
                percent (20%) per year of the total number of shares
                subject to the Option.  The provisions of this
                subsection 6(e) are subject to any Option provisions
                governing the minimum number of shares as to which an
                Option may be exercised.
	(f)	SECURITIES LAW COMPLIANCE.  The Company may require any
                Optionee, or any person to whom an Option is transferred
                under subsection 6(d), as a condition of exercising any
                such Option, (1) to give written assurances satisfactory
                to the Company as to the Optionee's knowledge and
                experience in financial and business matters and/or
                to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in
                financial and business matters, and that he or she is
                capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the
                Option; and (2) to give written assurances satisfactory
                to the Company stating that such person is acquiring the
                stock subject to the Option for such person's own account
                and not with any present intention of selling or otherwise distributing the stock.  The foregoing requirements, and
                any assurances given pursuant to such requirements,
                shall be inoperative if (i) the issuance of the shares
                upon the exercise of the Option has been registered under a then currently effective registration statement under the
                Securities Act of 1933, as amended (the "Securities Act"), or (ii) as to any particular requirement, a determination
                is made by counsel for the Company that such requirement
                need not be met in the circumstances under the then
                applicable securities laws.  The Company may, upon advice
                of counsel to the Company, place legends on stock
                certificates issued under the Plan as such counsel deems
                necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends
                restricting the transfer of the stock.
	(g)	TERMINATION OF EMPLOYMENT OR RELATIONSHIP AS A DIRECTOR
                OR CONSULTANT.  In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates (other
                than upon the Optionee's death or disability), the Optionee may exercise his or her Option (to the extent that the
                Optionee was entitled to exercise it at the date of
                termination) but only within such period of time ending
                on the earlier of (i) the date three (3) months after
                the termination of the Optionee's Continuous Status as an
                Employee, Director or Consultant (or such longer or
                shorter period, which in no event shall be less than
                thirty (30) days, specified in the Option Agreement),
                or (ii) the expiration of the term of the Option as set
                forth in the Option Agreement.  If, after termination,
                the Optionee does not exercise his or her Option within
                the time specified in the Option Agreement, the Option
                shall terminate, and the shares covered by such Option
                shall revert to and again become available for issuance
                under the Plan.
	(h)	DISABILITY OF OPTIONEE.  In the event an Optionee's
                Continuous Status as an Employee, Director or Consultant
                terminates as a result of the Optionee's disability, the
                Optionee may exercise his or her Option (to the extent
                that the Optionee was entitled to exercise it at the date
                of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period, which in no event shall be less than six (6) months, specified in the
                Option Agreement), or (ii) the expiration of the term of
                the Option as set forth in the Option Agreement.  If, at the date of termination, the Optionee is not entitled to
                exercise his or her entire Option, the shares covered by
                the unexercisable portion of the Option shall revert to
                and again become available for issuance under the Plan.
                If, after termination, the Optionee does not exercise his
                or her Option within the time specified herein, the
                Option shall terminate, and the shares covered by such
                Option shall revert to and again become available for
                issuance under the Plan.
 (i)     DEATH OF OPTIONEE.  In the event of the death of an Optionee during, or within a period specified in the Option after
                the termination of, the Optionee's Continuous Status as an
                Employee, Director or Consultant, the Option may be exercised
                (to the extent the Optionee was entitled to exercise the
                Option at the date of death) by the Optionee's estate, by a person who acquired the right to exercise the Option by
                bequest or inheritance or by a person designated to exercise the option upon the Optionee's death pursuant to subsection
                6(d), but only within the period ending on the earlier of
                (i) the date eighteen (18) months following the date of
                death (or such longer or shorter period, which in no event shall be less than six (6) months, specified in the Option
                Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement.  If, at the time of
                death, the Optionee was not entitled to exercise his or her entire Option, the shares covered by the unexercisable
                portion of the Option shall revert to and again become
                available for issuance under the Plan.  If, after death,
                the Option is not exercised within the time specified
                herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available
                for issuance under the Plan.
	(j)	EARLY EXERCISE.  The Option may, but need not, include a
                provision whereby the Optionee may elect at any time while an Employee, Director or Consultant to exercise the Option as to any part or all of the shares subject to the Option
                prior to the full vesting of the Option.  Any unvested
                shares so purchased shall be subject to a repurchase right in favor of the Company, with the repurchase price to be
                equal to the original purchase price of the stock, or to any other restriction the Board determines to be appropriate;
                PROVIDED, HOWEVER, that (i) the right to repurchase at the original purchase price shall lapse at a minimum rate of
                twenty percent (20%) per year over five (5) years from the date the Option was granted, and (ii) such right shall be
                exercisable only (A) within the ninety (90) day
                period following the termination of employment or the
                relationship as a Director or Consultant or (B) such longer period as may be agreed to by the Company and the Optionee
                (for example, for purposes of satisfying the requirements
                of Section 1202(c)(3) of the Code (regarding "qualified
                small business stock")), and (iii) such right shall be
                exercisable only for cash or cancellation of purchase
                money indebtedness for the shares.  Should the right of
                repurchase be assigned by the Company, the assignee
                shall pay the Company cash equal to the difference
                between the original purchase price and the stock's
                Fair Market Value if the original purchase price is
                less than the stock's Fair Market Value.
	(k)	WITHHOLDING.  To the extent provided by the terms of an
                Option Agreement, the Optionee may satisfy any federal,
                state or local tax withholding obligation relating to
                the exercise of such Option by any of the following
                means or by a combination of such means:  (1) tendering
                a cash payment; (2) authorizing the Company to withhold
                shares from the shares of the common stock otherwise
                issuable to the participant as a result of the exercise
                of the Option; or (3) delivering to the Company owned
                and unencumbered shares of the common stock of the Company.
7.	COVENANTS OF THE COMPANY.
        (a)     During the terms of the Options, the Company shall keep
                available at all times the number of shares of stock
                required to satisfy such Options.
	       (b)    	The Company shall seek to obtain from each regulatory
                commission or agency having jurisdiction over the Plan
                such authority as may be required to issue and sell shares of stock upon exercise of the Options; PROVIDED, HOWEVER,
                that this undertaking shall not require the Company to
                register under the Securities Act either the Plan, any
                Option or any stock issued or issuable pursuant to any
                such Option.  If, after reasonable efforts, the Company
                is unable to obtain from any such regulatory commission
                or agency the authority which counsel for the Company
                deems necessary for the lawful issuance and sale of
                stock under the Plan, the Company shall be relieved from
                any liability for failure to issue and sell stock upon
                exercise of such Options unless and until such authority
                is obtained.
8.	USE OF PROCEEDS FROM STOCK.
        Proceeds from the sale of stock pursuant to Options shall constitute general funds of the Company.
9.	MISCELLANEOUS.
	       (a)    	Neither an Optionee nor any person to whom an Option is
                transferred under subsection 6(d) shall be deemed to be
                the holder of, or to have any of the rights of a holder
                with respect to, any shares subject to such Option unless
                and until such person has satisfied all requirements for
                exercise of the Option pursuant to its terms.
	       (b)     Throughout the term of any Option, the Company shall
                deliver to the holder of such Option, not later than one
                hundred twenty (120) days after the close of each of the
                Company's fiscal years during the Option term, a balance
                sheet and an income statement.  This section shall not
                apply when issuance is limited to key employees whose
                duties in connection with the Company assure them access
                to equivalent information.
        (c)     Nothing in the Plan or any instrument executed or Option
                granted pursuant thereto shall confer upon any Employee,
                Director, Consultant or Optionee any right to continue in
                the employ of the Company or any Affiliate (or to continue acting as a Director or Consultant) or shall affect the
                right of the Company or any Affiliate to terminate the
                employment or relationship as a Director or Consultant
                of any Employee, Director, Consultant or Optionee with
                or without cause.
      	(d)     	To the extent that the aggregate Fair Market Value
                (determined at the time of grant) of stock with respect
                to which Incentive Stock Options granted after 1986 are
                exercisable for the first time by any Optionee during
                any calendar year under all plans of the Company and
                its Affiliates exceeds one hundred thousand dollars
                ($100,000), the Options or portions thereof which exceed
                such limit (according to the order in which they were
                granted) shall be treated as Nonstatutory Stock Options.
      	(e)(1)  	The Board or the Committee shall have the
                authority to effect, at any time and from time
                to time (i) the repricing of any outstanding
                Options under the Plan and/or (ii) with the consent
                of the affected holders of Options, the cancellation
                of any outstanding Options and the grant in
                substitution therefor of new Options under the
                Plan covering the same or different numbers of
                shares of Common Stock, but having an exercise
                price per share not less than eighty-five
                percent (85%) of the Fair Market Value (one hundred
                percent (100%) of the Fair Market Value in the case
                of an Incentive Stock Option or, in the case of a
                ten percent (10%) stockholder (as defined in
                subsection 5(c)), not less than one hundred and
                ten percent (110%) of the Fair Market Value)
                per share of Common Stock on the new grant date.
		       (2)	Shares subject to an Option canceled under this
                        subsection 9(e) shall continue to be counted against
                        the maximum award of Options permitted to be granted
                        pursuant to subsection 5(d) of the Plan.  The
                        repricing of an Option under this subsection 9(e),
                        resulting in a reduction of the exercise price,
                        shall be deemed to be a cancellation of the original
                        Option and the grant of a substitute Option; in the
                        event of such repricing, both the original and
                        the substituted Options shall be counted against
                        the maximum awards of Options permitted to be
                        granted pursuant to subsection 5(d) of the Plan.
                        The provisions of this subsection 9(e) shall
                        be applicable only to the extent required by
                        Section 162(m) of the Code.
10.	ADJUSTMENTS UPON CHANGES IN STOCK.
	       (a)    	If any change is made in the stock subject to the Plan, or
                subject to any Option (through merger, consolidation,
                reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating
                dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and
                outstanding Options will be appropriately adjusted in the
                class(es) and maximum number of shares subject to the
                Plan and the class(es) and number of shares and price
                per share of stock subject to outstanding Options.
        (b)     In the event of:
                (1) a merger or consolidation in which the Company is not
                the surviving corporation or (2) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or
                otherwise then to the extent permitted by applicable law:
                (i) any surviving corporation shall assume any Options
                outstanding under the Plan or shall substitute similar
                Options for those outstanding under the Plan, or (ii) such
                Options shall continue in full force and effect.  In the
                event any surviving corporation refuses to assume or continue such Options, or to substitute similar options for those
                outstanding under the Plan, then such Options shall be
                terminated if not exercised prior to such event.  In the event of a dissolution or liquidation of the Company, any Options outstanding under the Plan shall terminate if not exercised prior to such event.
11.	AMENDMENT OF THE PLAN.
	        (a)   	The Board at any time, and from time to time, may amend the
                Plan.  However, except as provided in Section 10 relating to adjustments upon changes in stock, no amendment shall be
                effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:
                (1)     Increase the number of shares reserved for Options
                        under the Plan;
              		(2)    	Modify the requirements as to eligibility for
                        participation in the Plan (to the extent such
                        modification requires stockholder approval in order
                        for the Plan to satisfy the requirements of
                        Section 422 of the Code); or,
                (3)     Modify the Plan in any other way if such modification
                        requires stockholder approval in order for the Plan
                        to satisfy the requirements of Section 422 of the
                        Code or to comply with the requirements of Rule 16b-3.
	          (b) 	The Board may in its sole discretion submit any other
                amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to
                satisfy the requirements of Section 162(m) of the Code and the regulations promulgated thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive
                officers.
         	(c)  	It is expressly contemplated that the Board may amend the
                Plan in any respect the Board deems necessary or advisable to provide Optionees with the maximum benefits provided or to be provided under the provisions of the Code and the
                regulations promulgated thereunder relating to Incentive
                Stock Options and/or to bring the Plan and/or Incentive
                Stock Options granted under it into compliance therewith.
	         (d)  	Rights and obligations under any Option granted before
                amendment of the Plan shall not be altered or impaired by
                any amendment of the Plan unless (i) the Company requests
                the consent of the person to whom the Option was granted
                and (ii) such person consents in writing.
12.	TERMINATION OR SUSPENSION OF THE PLAN.
        (a)     The Board may suspend or terminate the Plan at any time.
                Unless sooner terminated, the Plan shall terminate on
                May 1, 2004 which shall be within ten (10) years from the
                date the Plan is adopted by the Board or approved by the
                stockholders of the Company, whichever is earlier.
	       (b)    	Rights and obligations under any Option granted while the
                Plan is in effect shall not be altered or impaired by
                suspension or termination of the Plan, except with the
                consent of the person to whom the Option was granted.
13.	EFFECTIVE DATE OF PLAN.
        The Plan shall become effective as determined by the Board, but no
        Options granted under the Plan shall be exercised unless and until the Plan has been approved by the
        stockholders of the Company, which approval shall be within twelve (12)
        months before or after the date the Plan is adopted by the Board, and, if required, an appropriate permit has been issued by the Commissioner of Corporations of the State of California.